UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Habersham Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
INTRODUCTION
OWNERSHIP OF STOCK
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE MATTERS
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
CERTAIN TRANSACTIONS
DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS
APPENDIX A
APPENDIX B

HABERSHAM BANCORP
282 Historic Highway 441 North
P.O. Box 1980
Cornelia, Georgia 30531
(706) 778-1000
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SATURDAY, APRIL 28, 2007.
To the Shareholders of Habersham Bancorp:
     The annual meeting of shareholders of Habersham Bancorp (the “Company”) will be held on Saturday, April 28, 2007, at 1:00p.m., in the Central Office of Habersham Bank at 282 Historic Highway 441 North, Cornelia, Georgia, for the following purposes:
(1)	To elect directors.

(2)	To transact any other business that may properly come before the meeting or any adjournment.
     March 14, 2007 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
     Please mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the vote takes place.
By Order of the Board of Directors,
David D. Stovall
President and Chief Executive Officer
March 28, 2007

HABERSHAM BANCORP
282 Historic Highway 441 North
P.O. Box 1980
Cornelia, Georgia 30531
PROXY STATEMENT

INTRODUCTION
Time and Place of the Meeting
     The Company’s Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the annual meeting of shareholders to be held on Saturday, April 28, 2007, at 1:00 p.m., in the Central Office of Habersham Bank (the “Bank”) at 282 Historic Highway 441 North, Cornelia, Georgia, and at any adjournment of the meeting.
Procedures for Voting by Proxy
     If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the nominated directors and in accordance with the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. You can revoke your proxy by delivering to Edward D. Ariail at the Company’s Central Office either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.
Record Date and Mailing Date
     The close of business on March 14, 2007 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March 29, 2007.
Number of Shares Outstanding
     As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $1.00 par value, authorized, of which 2,968,593 shares were issued and outstanding. Each such share is entitled to one vote on matters to be presented at the meeting.
Requirements for Shareholder Approval
     A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.

     Approval of any other matter properly presented for shareholder approval requires that the number of shares voted in favor of the proposal exceed the number of shares voted against the proposal, provided a quorum is present. We know of no other matters that may be brought before the meeting. If, however, any matter (other than the election of directors or a matter incident to the election of directors) of which we do not have reasonable prior notice properly comes before the meeting, the persons appointed as proxies will vote on the matter in accordance with their best judgment.
     Only votes actually cast will count in determining whether the shareholders have approved a proposal. Abstentions and broker “non-votes” resulting from a broker’s inability to vote a client’s shares on non-discretionary matters will not affect the outcome of the election of directors or, to our knowledge, any other proposals that may be brought before the meeting.
Expenses and Solicitation of Proxies
     The Company will pay the expenses of soliciting proxies for the 2007 Annual Meeting of Shareholders. The Company has retained Investor Com, Inc. to assist in the solicitation of proxies for a fee of approximately $6,500. In addition, certain directors, officers and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. They will receive no compensation in addition to their regular salaries for these activities. The Company will direct brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the common stock that these institutions hold of record, and, upon request, will reimburse them for their reasonable out-of-pocket expenses.
OWNERSHIP OF STOCK
Principal Shareholders
     On March 14, 2007, the Company had 504 shareholders of record. The following table lists the persons who, to our best knowledge, beneficially owned 5% or more of the Company’s outstanding shares of common stock as of that date. According to rules adopted by the Securities and Exchange Commission, a “beneficial owner” of securities has or shares the power to vote the securities or to direct their investment. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his or her shares. The number of issued and outstanding shares used to calculate the percentage of total ownership for a given individual or group includes any shares covered by the option(s) issued to that individual or group.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership		Percent of Class
John Robert Arrendale	170,072		5.7%
200 Hillcrest Heights
Cornelia, Georgia 30531

Thomas A. Arrendale, III	1,017,160	(1) (2)	34.1%
P. O. Box 558
Baldwin, Georgia 30511

Cyndae Arrendale Bussey	515,776	(1)	17.4%
P. O. Box 558
Baldwin, Georgia 30511

David D. Stovall	174,005	(3)	5.8%
P. O. Box 1980
Highway 441 North
Cornelia, Georgia 30531

Matthew Byrnes and	270,000	(4)	9.1%
Felicia Gelman
788 Third Avenue, 5th Floor
New York, New York 10017
Footnotes

(1)	Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositive authority with respect to the shares owned by each partnership.

(2)	Includes 15,000 shares subject to exercisable options.

(3)	Includes 8,334 shares owned of record by Mr. Stovall jointly with his daughter and 63,000 shares subject to exercisable options. Excludes 10,526 shares (as of the latest available valuation of December 31, 2006) held in Mr. Stovall’s account in the Company’s 401(k) Savings Investment Plan Trust (the “Savings Plan”), as to which Mr. Stovall has no voting or investment power.

(4)	Based on a Schedule 13G submitted by the parties named below on February 14, 2007, Mr. Byrnes and Ms. Gelman are co-managing members of SuNOVA Holdings, LLC, the general partner of SuNOVA Partners, L.P. and SuNOVA Long-Term Opportunity Fund, and of SuNOVA, LLC, the general partner of SuNOVA Capital, LP. SuNOVA Capital, LP is the investment manager to SuNOVA Offshore, Ltd. The number and percentage of our shares beneficially owned by each of these entities is listed below. In each case, voting and dispositive authority is shared.

SuNOVA Holdings, LLC:	111,120 (3.8%)
SuNOVA Partners, L.P.:	86,020 (2.9%)
SuNOVA Long-Term Opportunity Fund:	25,100 (0.8%)
SuNOVA LLC:	158,880 (5.4%)
SuNOVA Capital, LP:	158,880 (5.4%)
SuNOVA Offshore, Ltd.:	158,880 (5.4%)
Stock Owned by Management
     The following table lists the number and percentage ownership of shares of common stock beneficially owned by each director and director nominee, each executive officer named in the Summary Compensation Table contained elsewhere in this Proxy Statement and all directors and executive officers as a group as of March 14, 2007. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his shares. The number of issued and outstanding shares used to calculate the percentage of total ownership includes any shares covered by the option(s) issued to the individual or to members of the group, as applicable, identified in the table.

	Number of Shares		Percentage
Name	Beneficially Owned		of Total
Directors and Director Nominees:

Edward D. Ariail(1)	76,262	(2)	2.4%
Thomas A. Arrendale, III	1,017,160	(3)(4)	34.1%
Ben F. Cheek, III	5,000	(5)	*
Michael C. Martin	39,264	(3)(6)	1.2%
Michael L. Owen	14,374	(5)(7)	*
James A. Stapleton, Jr.	22,072	(3)(8)	*
David D. Stovall(1)	174,005	(9)	5.8%
Calvin R. Wilbanks	31,642	(3)(10)	1.0%

Named Executive Officers who are not Directors:

Bonnie C. Bowling	39,600	(11)	1.3%
Annette Banks	12,665	(12)	*

All Directors, Director Nominees and Current Executive Officers as a Group (10 persons)	1,432,044	(13)	45.1%

Footnotes

(*)	Indicates less than 1%.

(1)	Messrs. Ariail and Stovall are also executive officers of the Company.

(2)	Includes 25,525 shares owned of record by Mr. Ariail jointly with his wife, 350 shares owned of record by Mr. Ariail jointly with his wife and daughters, and 36,000 shares subject to exercisable options. Excludes 7,558 shares (as of the latest available valuation of December 31, 2006) held in Mr. Ariail’s account in the Savings Plan, as to which Mr. Ariail has no voting or investment power. Mr. Arial has pledged 25,525 shares, which are held in a margin account with Merrill Lynch.

(3)	Includes 15,000 shares subject to exercisable options.

(4)	Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositive authority with respect to the shares owned by each partnership.

(5)	Includes 5,000 shares subject to exercisable options.

(6)	Includes 591 shares owned of record by Mr. Martin jointly with his children. Mr. Martin has pledged 21,356 shares to secure a line of credit with Habersham Bank.

(7)	Mr. Owen’s shares are held jointly with his wife.

(8)	Mr. Stapleton owns 450 of the indicated shares jointly with his children.

(9)	Includes 8,334 shares owned of record by Mr. Stovall jointly with his daughter and 63,000 shares subject to exercisable options. Excludes 10,526 shares (as of the latest available valuation of December 31, 2006) held in Mr. Stovall’s account in the Savings Plan as to which Mr. Stovall has no voting or investment power.

(10)	Includes 9,542 shares held jointly with his wife and 4,325 shares held of record by his wife.

(11)	Includes 33,000 shares subject to exercisable options. Excludes 2,307 shares (as of the latest available valuation of December 31, 2006) held in Ms. Bowling’s account in the Savings Plan, as to which Ms. Bowling has no voting or investment power.

(12)	Includes 4,000 shares subject to exercisable options. Excludes 268 shares (as of the latest available valuation of December 31, 2006) held in Ms. Banks’ account in the Savings Plan, as to which Ms. Banks has no voting or investment power.

(13)	Of the indicated shares, 206,000 shares are subject to exercisable options. Excludes 20,659 shares (as of the latest available valuation of December 31, 2006) held in accounts for the benefit of the Company’s executive officers under the Savings Plan, as to which participants have no voting or investment power.

PROPOSAL 1: ELECTION OF DIRECTORS
     The Board of Directors has determined that the following directors are independent pursuant to Nasdaq Stock Market regulations: Thomas A. Arrendale, III, Ben F. Cheek, III, Michael C. Martin, James A. Stapleton, Jr., and Calvin R. Wilbanks. These independent directors, acting as a group, have nominated the persons listed below to serve as directors of the Company. Each director, if elected, will serve until the 2008 annual meeting of shareholders or until his successor is duly elected and qualified. If any nominee becomes unavailable to serve as a director, which we do not now anticipate, then the persons named as proxies will have complete discretion to vote for another duly nominated candidate.
     The following table shows, for each director, his name and age at December 31, 2006, the year he was first elected as a director, his position with the Company other than as a director and his principal occupation and other business experience for the past five years.

		Year First	Position with Company
Name	Age	Elected	Business Experience
Edward D. Ariail	48	2000	Vice President and Corporate Secretary of the Company; President of Habersham Bank since April 1996; prior thereto, Executive Vice President of Habersham Bank; and member of the Board of Directors of BancMortgage Financial Corp.

Thomas A. Arrendale, III	49	1990	Chairman of the Board of Directors of the Company; Vice President of Marketing, Fieldale Farms, Inc. (poultry processing and distribution)

Ben F. Cheek, III	70	2005	Chairman and Chief Executive Officer of 1st Franklin Financial Corporation since 1988; Chairman of Liberty Bank & Trust from 1986 to July 2005

Michael C. Martin	53	2000	Owner, Martin & Company (land surveyors)

Michael L. Owen	54	2004	President, Lusk Construction, Inc.

James A. Stapleton, Jr.	58	1990	President and General Manager, Habersham Metal Products

		Year First	Position with Company
Name	Age	Elected	Business Experience
David D. Stovall	50	1989	President and Chief Executive Officer of the Company; Vice Chairman and Chief Executive Officer of Habersham Bank; Chairman of the Board of Directors of Advantage Insurers, Inc.

Calvin R. Wilbanks	60	1990	Vice Chairman of the Board of the Company, Co-Owner, C.P. Wilbanks Lumber Company
The Board of Directors recommends that you vote FOR each of the nominees listed above.
Meetings and Committees of the Board
     Board of Directors. The Boards of Directors of the Company and Habersham Bank hold their regular meetings on the third Saturday of each month and otherwise as necessary. During 2006, the Company’s Board of Directors and Habersham Bank’s Board of Directors each met 12 times. Each director of the Company attended at least 75% of the meetings of the Company’s Board of Directors and of any committees of which he was a member, and each director of Habersham Bank attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of which he was a member. The Company does not have a policy regarding director attendance at annual shareholders’ meetings. All of the directors then in office attended the 2006 annual meeting of shareholders.
     Audit Committee. The Audit Committee’s functions include (a) engaging, overseeing, retaining and compensating the independent accountants and determining the scope of their services; (b) reviewing the independence of the independent accountants; (c) pre-approving all audit and allowable non-audit services to be provided by the independent accountants; (d) determining that the Company has adequate administrative, operating and internal accounting controls and that it is operating in accordance with prescribed procedures; and (e) serving as an independent party in the review of the Company’s financial information prior to its distribution to the Company’s shareholders and the public. The audit committee has a charter, and a copy is attached as Appendix A to this proxy statement. The members of the Audit Committee are Ben F. Cheek, III, Michael C. Martin, James A. Stapleton, Jr. and Calvin R. Wilbanks. The Audit Committee met six times during 2006.
     The Board of Directors has determined that each Audit Committee member is independent in accordance with Nasdaq Stock Market and Securities and Exchange Commission (“SEC”) regulations. None of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. We believe that Mr. Cheek meets the criteria specified under applicable Securities and Exchange Commission (“SEC”) regulations for an “audit committee financial expert” and that each of the other members of the Audit Committee has the financial knowledge, business experience and independent judgment necessary for service on the Audit Committee.

     Compensation Committee. The Company established a Compensation Committee on April 29, 2006 with the adoption of a Compensation Committee Charter, which is attached as Appendix B to this proxy statement. Before the Committee was established, executive compensation was determined by the independent directors of the Company, acting as a group. The independent directors met regarding compensation twice and the Compensation Committee met four times during 2006.
     The members of the Compensation Committee are Messrs. Arrendale, Cheek, Martin, Stapleton and Wilbanks. Each of these directors is independent under applicable Nasdaq Stock Market standards. For information regarding the scope of the Committee’s authority, the process for determining executive compensation and other matters relating to the composition and function of the Committee, see “Compensation Discussion and Analysis.”
     Nominating Committee. Neither the Company nor any of its subsidiaries has a standing nominating committee. The Board believes that its independent directors are sufficiently removed from management influence to fulfill the nominating function without a formal committee structure. See “Director Nominations and Shareholder Communications” for information regarding the process for director nominations.
Compensation of Directors
     Director Fees. The same individuals who served as directors of the Company in 2006 also served as directors of Habersham Bank. Except for Messrs. Owen and Martin, who each receive $500 per month for loan committee service, directors are not compensated separately for committee service. Mr. Stovall receives $2,000 per Company board meeting and $1,000 per Bank board meeting. Mr. Ariail receives $1,000 per Company board meeting and $500 per Bank board meeting, while the other directors, except for the Chairman, receive $2,000 per Company board meeting and $1,000 per Bank board meeting. The Chairman receives $4,000 per Company board meeting and $2,000 per Bank board meeting. In December 2006, the directors received a bonus equal to twice their normal monthly fees.
     The following table shows the total compensation earned by each of our directors for their service in 2006. There were no stock, option or non-equity incentive plan compensation awards to directors during 2006.

		Change in Pension
	Fees earned	Value and Non-
	or paid	Qualified Deferred	All Other
	in cash	Comp Earnings	Compensation	Total
Name(1)	($)	($)((2)	($)(3)	($)
Mr. Arrendale	$84,000	$6,374	$675	$91,049
Mr. Cheek	47,000 (4)	0	0	47,000
Mr. Martin	49,000	6,298	891	56,189
Mr. Owen	49,000	5,861	249	55,110
Mr. Stapleton	42,000	6,004	1,128	49,132
Mr. Wilbanks	42,000	8,083	1,282	51,365

(1)	Mr. Ariail and Mr. Stovall are also Named Executive Officers, and as a result, their compensation as directors is included in the Summary Compensation Table below.

(2)	See “—Supplemental Retirement Plan” below and the assumptions set forth in Note 1 of the Pension Benefits Table elsewhere in this proxy statement.

(3)	Represents the 2006 economic value to the director, as reported to him on a Form 1099-R, of split dollar life insurance provided by the Company for the benefit of the indicated director. See “—Split Dollar Life Insurance” below.

(4)	Mr. Cheek received additional fees of $5,000.
     Stock Options. Directors of the Company and the Bank who are not employees of the Company or any of its subsidiaries (Messrs. Arrendale, Cheek, Martin, Owen, Stapleton and Wilbanks) are eligible for annual option grants under the Habersham Bancorp Outside Directors Stock Option Plan. The Company did not grant any stock options to its directors in 2006.
     Supplemental Retirement Plan Agreements. The Bank has established a Director Supplemental Retirement Plan—Defined Contribution and entered into supplemental retirement plan agreements with each director, except for Mr. Cheek, providing for potential retirement income under the terms and conditions set forth in each agreement. In authorizing these arrangements, the Board of Directors of the Bank concluded that retirement income benefits for directors were necessary to attract, reward, motivate and retain the most qualified people available, and to provide those people with a complete and reasonable compensation package.
     Under the agreements, participating directors are not promised a level of annual retirement income of any fixed amount; instead, the benefits provided under each arrangement depend upon the annual investment performance of insurance policies meeting specifications set forth in each arrangement, reduced by an annual cost of funds expense. Under each agreement, the sum of these annual amounts, both positive and negative, are accumulated in a retirement account and, if the director is otherwise eligible for payment, the sum of the retirement account is paid out in ten annual installments to the director. In addition, each agreement provides for a supplemental annual retirement income amount based upon the annual investment performance of the insurance policies, reduced by the cost of funds determined for that year. The supplemental annual retirement income payments are payable for the calendar year in which a director retires on or after attaining normal retirement age and continue for each subsequent year until the director’s death.
     If a participating director remains in continuous service with the Bank until reaching the normal retirement age of 70, the retirement income benefits described above are paid in the manner described. If a participating director terminates his or her service relationship with the Bank prior to attaining age 70, the sum of the retirement account accumulated through the date of termination will be paid in ten annual installments commencing upon his or her attainment of normal retirement age. In addition, the supplemental annual retirement income described above, also becomes payable. The supplemental annual retirement income payments are payable for the calendar year in which a director reaches normal retirement age and continue for each subsequent year until the director’s death.
     If a director is removed from service for cause or does not provide a minimum number of years of service to his or her Bank prior to the date he or she ceases to serve as a participating director, no benefits are paid under the agreement. At present, all participating directors have satisfied the minimum number of years of service requirement.
     A termination of service due to disability is treated like a retirement after attaining normal retirement age, with the exception that the payment of a participating director’s retirement account and the supplemental annual retirement income payments commence immediately. In the event of a participating director’s death, the only benefit payable under the agreement is the balance credited to the participating director’s retirement account at the time of death. That amount is paid in a lump sum as soon as practicable to the participating director’s beneficiary.
     In the event of a change in control, a participating director is entitled to retirement income benefits as if he or she had been continuously in the service of his or her Bank until attainment of normal retirement age. In this case, the payment of benefits commence when the director attains normal retirement age.
     The following table shows the payments that each participating director (including Messrs. Stovall and Ariail) would receive commencing at normal retirement age assuming termination of his service without cause or a change in control of the Bank as of December 31, 2006:

Name	Annual Benefits
Mr. Ariail	$47,451
Mr. Arrendale	$40,928
Mr. Martin	$39,077
Mr. Owen	$19,541
Mr. Stapleton	$23,589
Mr. Stovall	$79,212
Mr. Wilbanks	$18,581
     The agreements also provide each participating director with an opportunity to defer all or any portion of his or her director fees. Any amounts so deferred are credited with interest each year at the average one-year Treasury rate for that calendar year. These amounts are payable in a lump sum when the director experiences a termination of service with his or her Bank. No fees have been deferred under any of the agreements to date.
     See the “Change in Pension Value and Non-Qualified Deferred Comp Earnings” column of the Director Compensation Table for the changes in the accumulated present value of each director’s retirement benefit during 2006.
     Split Dollar Life Insurance. Each director who is a party to a supplemental retirement plan agreement is also entitled to death benefits under a so-called “split dollar” insurance agreement. The Bank has purchased life insurance policies to provide the death benefits promised under the split dollar life insurance agreements and to assist the Bank in recovering the value of retirement income benefits previously paid to participating directors under the supplemental retirement plan agreements. The amount of each director’s death benefit is set forth below.

Name	Death Benefit
Mr. Ariail	$415,116
Mr. Arrendale	$387,038
Mr. Martin	$340,114

Name	Death Benefit
Mr. Owen	$224,102
Mr. Stapleton	$263,123
Mr. Stovall	$777,608
Mr. Wilbanks	$229,074
     Under each split dollar life insurance agreement, the Bank paid a single premium on the initial agreement date on a life insurance policy owned by the Bank with the director as the insured. Upon the death of the director, the beneficiaries of the participating director are entitled to receive eighty percent (80%) of the death benefit payable under the policy less the policy’s cash surrender value determined at the time of death. The Bank is entitled to the remainder of the death benefit proceeds. The split dollar life insurance agreements are not terminable unless a participating director is removed from the Board of Directors for cause. See the Director Compensation Table above for the 2006 economic value of the split dollar insurance benefits held by each director.
     If a director is removed from service for cause or does not provide a minimum number of years of service to the Bank prior to the date he or she ceases to serve as a participating director, no death benefits are paid under the agreement. At present, all participating directors have satisfied the minimum number of years of service requirement.
     In addition to the split dollar life insurance benefits accompanying their supplemental retirement plans, Messrs. Stovall and Ariail are also beneficiaries of separate 1991 split dollar life insurance agreements providing for death benefits of $254,681 and $122,871, respectively, as of January 1, 2007. Annual premiums of $3,553 for Mr. Stovall and $1,560 for Mr. Ariail were initially paid by the Bank, but are now funded by earnings on the policies. The plans are substantially similar to those described above, except that the Bank is entitled to receive the lesser of the cash surrender value or cumulative premiums upon the death of the insured, with the executive’s beneficiaries receiving the balance of the death benefit.
EXECUTIVE OFFICERS
     The Company’s executive officers are appointed by and hold office at the discretion of the Board of Directors. The following table lists for each executive officer (a) the person’s name, (b) his or her age at December 31, 2006, (c) the year he or she was first elected as an executive officer of the Company, (d) his or her position with the Company and its subsidiaries, and (e) other business experience for the past five years, if he or she has been employed by the Company or any subsidiary for less than five years.

		Year First	Position with Company;
Name	Age	Elected	Business Experience
Edward D. Ariail	48	1990	Vice President and Corporate Secretary of the Company; President of Habersham Bank since April 1996; prior thereto, Executive Vice President of Habersham Bank.

Annette Banks	60	1997	Vice President and Chief Financial Officer of the Company since April 1997; prior thereto, Chief Financial Officer of the Company and Vice President, Controller of Habersham Bank.

Bonnie C. Bowling	48	1997	Chief Operations Officer of the Company since January 2004; Vice President, Operations, Audit, Compliance of the Company since April 1997; and from December 1994 to 1997, Process Owner of Audit/Compliance of the Company.

David D. Stovall	50	1984	President and Chief Executive Officer of the Company; Vice Chairman and Chief Executive Officer of Habersham Bank; Chairman of the Board of Directors of Advantage Insurers, Inc.

EXECUTIVE COMPENSATION
     The Company has designated four individuals as executive officers under the Securities Exchange Act of 1934, as amended, and associated regulations. The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer and the other most highly compensated executive officers of the Company who earned over $100,000 in total compensation for 2006 (collectively, the “Named Executive Officers”). The Company did not make any stock, option, or equity or non-equity incentive plan awards or recognize any FAS 123(R) expense relating to option or other equity grants in 2006. Except as indicated in Note 4 below, no Named Executive Officer received “perks” involving an aggregate incremental value of more than $10,000 during 2006.
Summary Compensation Table

				Change in Pension
				Value and
				Nonqualified
				Deferred	All Other
Name and Principal		Salary	Bonus	Compensation	Compensation
Position	Year	($)	($)	Earnings ($)(1)	($)(2)		Total ($)

David D. Stovall	2006	$257,846	$49,736	$8,489	$48,300	(3)	$364,371
President and Chief Executive
Officer of the Company and
Vice Chairman and Chief
Executive Officer of
Habersham Bank

Annette Banks	2006	$88,600	$5,142	$0	$2,812		$96,554
Vice President and Chief
Financial Officer of the
Company

Edward D. Ariail	2006	$161,148	$19,368	$5,861	$27,285	(3)	$213,662
Vice President and Corporate
Secretary of the Company and
President of Habersham Bank

Bonnie C. Bowling	2006	$155,078	$31,065	$0	$19,023	(4)	$205,166
Vice President, Operations,
Audit Compliance of the
Company

(1)	See “Compensation of Directors—Supplemental Retirement Plan Agreements” and the “Pension Benefits” table.

(2)	Includes $1,895 and $869 in combined economic value of two split dollar life insurance plans for the benefit of Mr. Stovall and Mr. Ariail, respectively. Also includes $42,000 in directors’ fees paid to Mr. Stovall and $21,000 in directors’ fees paid to Mr. Ariail.

(3)	Includes the following Company matching contributions to the 401(k) plan accounts of the indicated persons:

Mr. Stovall	$6,300
Ms. Banks	2,812
Mr. Ariail	5,416
Ms. Bowling	5,584
(4)	Includes the incremental value of the following perks: (a) country club dues: $11,040, and (b) automobile allowance for personal use: $2,399.

     The Company did not grant equity or non-equity plan incentives, options, stock appreciation rights, restricted stock or other plan —based awards to the Named Executive Officers during 2006.
Outstanding Equity Awards at Fiscal Year End Table
     The following table shows the outstanding equity awards held by the Named Executive Officers at December 31, 2006. No stock awards were outstanding as of that date.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date

David D. Stovall	18,000	0	$22.95	12-31-10
	15,000	0	$20.60	12-31-09
	12,000	0	$24.49	12-31-08
	18,000	0	$17.82	12-31-07

Annette Banks	1,000	0	$22.95	12-31-10
	1,000	0	$20.60	12-31-09
	1,000	0	$24.49	12-31-08
	1,000	0	$17.82	12-31-07

Edward D. Ariail	10,000	0	$22.95	12-31-10
	8,000	0	$20.60	12-31-09
	8,000	0	$24.49	12-31-08
	10,000	0	$17.82	12-31-07

Bonnie C. Bowling	10,000	0	$22.95	12-31-10
	8,000	0	$20.60	12-31-09
	8,000	0	$24.49	12-31-08
	7,000	0	$17.82	12-31-07
Option Exercises and Stock Vested Table
     The following table sets forth information regarding the number of shares and value realized by each of the Named Executive Officers upon the exercise of options and vesting of stock awards during 2006. No stock awards vested during 2006.

	Option Awards
	Number of
	Shares
	Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)

David D. Stovall	15,000	$117,750	(1)
Annette Banks	500	$3,925	(2)
Edward D. Ariail	7,000	$54,950	(1)
Bonnie C. Bowling	4,000	$30,800	(3)

(1)	Calculated based on the difference between the exercise price of $16.50 per share and the fair market value on the exercise date (December 7, 2006) of $24.35 per share.

(2)	Calculated based on the difference between the exercise price of $16.50 per share and the fair market value on the exercise date (December 12, 2006) of $24.35 per share.

(3)	Calculated based on the difference between the exercise price of $16.50 per share and the fair market value on the exercise date (August 8, 2006) of $24.20 per share.

Pension Benefits Table
     The following table sets forth information as of December 31, 2006 regarding plans that provide for payment or other benefits at, following, or in connection with retirement. Each of our directors except for Mr. Cheek is also entitled to retirement benefits under our Directors Supplemental Retirement Plan. See “Compensation of Directors—Supplemental Retirement Plans.”

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

David D. Stovall	Directors Supplemental	7	$61,835	0
	Retirement Plan
Edward D. Ariail	Directors Supplemental	7	$41,154	0
	Retirement Plan
(1) Assumes a retirement age of 70 and a discount rate of 6.75%.
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee determines the compensation of the executive officers by majority vote. None of the members of the Compensation Committee has served as an executive officer of the Company in the past. During 2006, no executive officer of the Company served as a director or member of the Compensation Committee (or group performing equivalent functions) of any other entity of which any of the Company’s independent directors served as an executive officer.
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives
     For 2006, our philosophy with respect to Named Executive Officer (“NEO”) compensation focused primarily on:
     (i) fixed annual cash compensation primarily in the form of base salaries (representing the substantial majority of total annual cash compensation);
     (ii) to a lesser extent, discretionary annual cash bonuses;
     (iii) retirement pay in the form of supplemental retirement plans for Messrs. Stovall and Ariail, as well as the other directors, and 401(k) plan deferrals and Company matching contributions for all executive officers and employees generally.
     We did not grant long-term incentives such as options, restricted stock or stock appreciation rights to our NEOs during 2006 based principally on the expense that we would incur as a result of such grants and to a lesser extent on the NEOs’ existing holdings of vested options as shown in the “Outstanding Equity Awards at Fiscal Year End” table.
     We did not link any elements of executive compensation directly to any specific corporate or individual performance targets, although we did consider subjectively whether the following indices of our corporate performance (the “Performance Indices”) supported collectively the salary and bonus amounts that were determined for 2006 as reported in “Salary” and “Bonuses” below. The relative weight given to each item in our overall consideration is also provided.

Return on assets (20%)	Return on equity (20%)	Asset growth (10%)
Loan growth (10%)	Deposit growth (10%)	Net interest margin (10%)
Products per household (5%)	Loan exceptions (5%)	Loans past due (5%)
Non-interest income to average assets (5%)
     Although we gave relatively more weight to some of the categories as described above, we considered them on an aggregate basis, with a minor shortfall against budget in one area being offset in a general sense by performance above expectations in one or more others. If our performance in any of those areas or on an overall basis across all categories had been significantly below our budgeted expectations, however, we would have elected to forego or significantly reduce salary increases and forego annual bonus payments to our NEOs for 2006. . For 2006, we exceeded budget in almost all areas, with minor shortfalls in the remaining areas that nevertheless represented improvement in comparison to the prior year.
     For 2007, our philosophy remains the same, except that we intend to structure a total compensation package (consisting of base salary, bonus and long-term incentives, including but not limited to annual present value changes in retirement benefits) for our NEOs that corresponds to approximately the 50th percentile of total compensation paid to officers in comparable positions by a peer group that we will select with the assistance of a third party consultant as further described in “Benchmarking” below. As part of this process, we may increase our supplemental retirement plan funding or provide this benefit to more of our executive officers. We may also consider additional Performance Indices in the areas of our efficiency ratio and budget variances, which did not affect NEO compensation for 2006, but are additional areas in which we measure our performance.
Compensation-Related Governance
     Duties and Personnel
     Prior to April 2006, our independent directors, acting as a group, approved the compensation of our executive officers. In April 2006, our Board of Directors appointed a Compensation Committee (the “Committee”) consisting of the same independent directors: Thomas A. Arrendale, III, Ben F. Cheek, III, Michael C. Martin, James A. Stapleton, Jr. and Calvin Wilbanks. For convenience of reference, when we refer to the “Committee” in this Compensation Discussion & Analysis, we mean the independent directors of the Company, acting as a group, with respect to 2006 compensation and the Compensation Committee with respect to determinations made after its formation in April 2006.
     The Committee sets and administers the policies that govern our executive compensation programs and various cash incentive and equity programs and reports its decisions to the full Board. The Committee has oversight responsibility of employee compensation and benefits plans, policies and programs, including ensuring that such plans, policies and programs are effective in aligning the interest of the employees with those of our shareholders. Its primary responsibilities include: (1) determining the compensation payable to our executive officers; (2) evaluating the performance of our Chief Executive Officer and the relationship between his performance and our compensation policies for him and other executive officers; (3) issuing reports in accordance with SEC rules regarding compensation policies; and (4) approving and administering our stock-based, profit-sharing and incentive compensation plans. The Committee’s charter is attached to this proxy statement as Appendix B and is also available upon request to the Corporate Secretary, Habersham Bancorp, P.O. Box 1980, Cornelia, GA 30531.
     Each director who acted with respect to 2006 compensation and each member of the Committee is “independent” within the meaning of the listing standards of the Nasdaq Global Market, is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.
     Role of Executives
     The CEO is present upon request at Committee meetings to discuss executive compensation and evaluate corporate and individual performance. Occasionally other executives may attend a Committee meeting to provide pertinent financial or legal information. Executives in attendance may provide their insights and suggestions, but only Committee members may vote on decisions regarding changes in executive compensation.
     The CEO does not provide the recommendations for changes in his own compensation. The Committee discusses the CEO’s compensation with him, but final deliberations and all votes regarding his compensation are made without the CEO present. The CEO’s goals are set at the beginning of each calendar year by the Committee based on the Performance Indices, and the Committee is responsible for obtaining information from management and the Board with respect to the CEO’s performance at the end of each calendar year. For the other NEOs, the Committee considers compensation recommendations from the CEO and the Company’s overall performance in the areas represented by the Performance Indices as described in “Compensation Philosophy and Objectives” above.
Compensation Framework
Salary
     For 2006, the Committee determined base salaries subjectively, after reviewing 2005 salary levels and considering its members’ independent understanding of generally prevailing compensation levels for comparable positions in our market area based on its subjective view of each NEO’s individual experience, performance, responsibilities, past and potential contribution to the Company. The Committee considered the Company’s performance against the Performance Indices in evaluating subjectively whether the salaries it established were appropriate in view of such performance as described under “Compensation Philosophy and Objectives” above. Because we exceeded budget in most categories and noted improvement in the few others in which we did not, the Committee determined that the salary levels it had established were reasonable in view of the Company’s overall performance.
     As a fixed component of annual cash compensation, base salaries represented approximately 70% to 92% total annual cash compensation, which was consistent with proportions represented in recent years and which the Committee elected to maintain in order to emphasize stable, fixed compensation for the majority of the NEOs’ annual cash compensation.

     For 2007, the Committee set NEO salaries in the same way. NEO salaries for 2007, effective January 1, 2007, are as follows:

David D. Stovall	$265,206
Annette Banks	92,246
Edward D. Ariail	179,158
Bonnie Bowling	178,624
Bonuses
     We also use annual cash awards, or bonuses, to focus attention on current strategic priorities and drive achievement of short-term corporate objectives. In 2006, the Committee determined bonuses subjectively, after reviewing 2005 bonus payments and considering its members’ independent understanding of generally prevailing bonus payments for comparable positions in our market area. In each case, the Committee considered its subjective view of the NEO’s individual efforts toward the Company’s overall performance against the Performance Indices as described in “Compensation Philosophy and Objectives” above. All NEOs were eligible to receive annual cash awards, with the Performance Indices being communicated to the NEOs at the beginning of the year and the Committee’s determination as to bonus amounts being made after our 2006 financial results were available.
     The table below shows the award amounts each NEO received for 2006.

	2006	Percent
	Actual	of 2006
Executive	Award	Salary
Mr. Stovall	49,736	19.29%
Ms. Banks	5,142	5.80%
Mr. Ariail	19,368	12.02%
Ms. Bowling	31,065	20.03%
     For 2007, the Committee plans to award bonuses based on the same general criteria, except that it plans to refer to the peer group study described in “Benchmarking” below to confirm that the bonus amounts it selects support total compensation (combined salary, bonus, and long-term incentives, including but not limited to annual present value changes in retirement benefits) at approximately the 50th percentile of the range of total compensation paid by the members of the peer group for comparable executive positions.
Long-Term Equity Incentives
     In past years, we have used long-term equity incentives (specifically, stock options) to encourage our NEOs to focus on critical long-range objectives, foster retention, and align their interests with the long-term interests of our shareholders. Under Financial Accounting Standard 123, as revised 2004 (“FAS 123(R)”), the Company must expense the grant-date fair value of share-based grants such as restricted stock and stock options. The grant-date value is amortized and expensed over the service period or vesting period of the grant. As a result, we no longer focus on option grants as our primary means of providing long-term compensation to our executives and instead focus on retirement benefits in this regard. While this does not link the value of a portion of our NEOs’ compensation to our stock performance directly, we believe that the elements of corporate performance considered for the annual cash awards also support long-term value creation of our shareholders and that the benefits of option grants in this regard are outweighed by the related expense. Additionally, our NEOs continue to hold vested options and shares of our common stock and therefore have equity interests in the Company that are aligned directly with those of our shareholders. See the Outstanding Equity Awards at Fiscal Year End Table and Beneficial Ownership of our Common Stock Table elsewhere in this proxy statement.
Retirement Benefits
     In 1998, we entered into supplemental retirement plan agreements with Messrs. Stovall and Ariail, as well as the other directors of the Company, providing for potential retirement income under the terms and conditions set forth in each agreement as set forth in the “Director Compensation” section of this proxy statement. We review the terms of these agreements annually and believe they constitute significant recruiting and retention tools for qualified directors and senior executives. This is because they provide an incentive to remain with the Company beyond specified minimum service terms and a benefit that is, based on our subjective awareness and input provided by Clark Consulting, competitive with those offered by other community banks in our market area who typically compete for our talent. For the same reasons, we also provide death benefits to these personnel under split dollar life insurance plans, as also set forth under “Director Compensation.” For 2007, we have maintained the existing agreements and benefits, but are considering increasing the benefits payable thereunder and offering these benefits to certain other executive officers.
     For the accumulated present value (and the 2006 change in that amount) of the benefits payable to Messrs. Stovall and Ariail under these agreements and related assumptions, see the Summary Compensation Table and Pension Benefits Table elsewhere in this proxy statement.
401(k) Plan
     We sponsor the Habersham Bancorp 401(k) Plan, pursuant to which employees (including our NEOs) may defer portions of their base salaries, with the Company making matching contributions. The purpose of this plan is to provide participating employees with an opportunity to obtain beneficial interests in our stock through the Company match or elective deferral investments and to accumulate capital for their future economic security. The plan is available to employees on a non-discriminatory basis.
     On December 27, 2006, we amended the plan to enable the deferral and matching contributions to satisfy the safe harbor rules in Internal Revenue Code Sections 401(k) (12) and 401(m) (11), which include providing for a mandatory matching contribution of at least 100% of each participant’s 401(k) contributions up to three percent (3%) of compensation. The amended plan also provides for 100% vesting of all accounts.
Other Compensation
     The NEOs also participate in our broad-based employee benefit plans, such as medical, dental, disability and term life insurance programs.
     We also provide the following perquisites: business and personal use of a Company car for transportation for the executive, his/her customers, employees and directors; social and civic club dues for networking and entertaining; and business and personal use of a cell phone for accessibility to the executive for Messrs. Stovall and Ariail and Ms. Bowling. Of this group, only the incremental value of the perquisites provided to Ms. Bowling exceeded $10,000 for 2006. See Note 5 to the Summary Compensation Table for the specific components and amounts she received for 2006.
Benchmarking
     The Committee entered into a consulting relationship with Clark Consulting during 2006 for a comprehensive review of our executive compensation program, including base salaries, annual and long-term cash incentives, equity compensation, and retirement pay. Pursuant to this engagement, Clark Consulting presented to the Committee a report showing executive compensation elements paid by members of the peer group identified below. The Committee is considering various actions pursuant to this engagement, particularly in the areas of expanded long-term incentives and retirement pay as described in “Compensation Philosophy and Objectives” above.
     The report contained 2005 information that was publicly disclosed by a “2006 Peer Group” of the 22 companies listed below. These companies include publicly traded banks of similar asset size ($403 million to $753 million in assets) located in the Southeastern United States.

2006 PEER GROUP
Company Name (Ticker)	Company Name (Ticker)	Company Name (Ticker)

Integrity Bancshares Inc. (ITYC)	Cooperative Bankshares Inc. (COOP)	Atlantic Coast Fed Corp (MHC) (ACFC)

Federal Trust Corp. (FDT)	Savannah Bancorp Inc. (SAVB)	Crescent Banking Co. (CSNT)

Citizens South Banking Corp. (CSBC)	BNC Bancorp (BNCN)	Appalachian Bancshares Inc. (APAB)

Vision Banschares Inc. (VBAL)	Bancshares of Florida Inc. (BOFL)	Four Oaks Fincorp Inc. (FOFN)

Southcoast Financial Corp. ((SOCB)	Capital Bancorp Inc. (CPBB)	First Community Corp. (FCCO)

SouthCrest Financial Group, Inc. (SCSG)	American Community Bancshares (ACBA)	New Century Bancorp, Inc. (NCBC)

Crescent Financial Corp. (CRFN)	Greenville First Bancshares (GVBK)	Tennessee Commerce Bancorp, Inc. (TNCC)

First Reliance Bancshares (FSRL)
     The following chart shows the average 2005 minimum, maximum and median for the total compensation paid by the peer group in the executive categories listed below, as reported in the Clark Consulting peer group survey. “Total compensation” in the survey includes combined salary, bonus, restricted stock and other long-term incentive plan grants, options, and “other” compensation. For comparison purposes, our NEOs’ 2006 total compensation as reported in the Summary Compensation Table is also presented below.

	Peer Group			Habersham
	Min.	Median	Max.	2006 Total Compensation
CEO	$241,067	$436,666	$1,274,177	Mr. Stovall:	$364,371
CFO	141,383	210,125	345,500	Ms. Banks:	96,554
EVP	141,032	231,687	460,069	Mr. Ariail:	213,662
				Ms. Bowling:	205,166
     In its review of the survey, the Committee noted that our NEOs’ 2006 total compensation was below the median for the peer group. The Committee intends to obtain a similar survey during 2007 for a similarly selected peer group and to use the 2006 data included in the survey as a reference for its selection of 2007 bonus payments and its consideration of additional long-term incentives, including retirement benefits, with a goal of awarding total compensation for our NEOs that is approximately at the 50th percentile for comparable officers within the new peer group.
Review of Prior Amounts Granted and Realized
     Our goal is to motivate and reward executives relative to driving superior future performance on a continuous basis. Except for its threshold decision to deemphasize option grants as a form of long-term incentive compensation generally as described above, we do not consider prior stock compensation gains as a factor in determining future compensation levels.
Adjustment or Recovery of Awards
     We have not adopted a formal policy or any employment agreement provisions that enable recovery, or “clawback”, of incentive awards in the event of misstated or restated financial results. However, Section 304 of the Sarbanes-Oxley Act does provide some ability to recover incentive awards in certain circumstances. If we are required to restate our financial statements due to noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive, or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of the Company during those 12 months.
Timing of Equity Grants
     We do not have a policy guiding the timing of equity grants. All previous equity grants were made following Committee approval.
Tax and Accounting Considerations
     We take into account tax and accounting implications in the design of our compensation programs. For example, in the selection of long-term incentive instruments, the Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., FAS 123(R)), the Company must expense the grant-date fair value of share-based grants such as restricted stock and stock options. The grant-date value is amortized and expensed over the service period or vesting period of the grant.

     Section 162(m) of the Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year. The Committee retains the flexibility, however, to pay non-deductible compensation if it believes doing so is in the best interests of the Company.
COMPENSATION COMMITTEE REPORT
     In performing its oversight role, the Compensation Committee has considered and discussed the Compensation Discussion and Analysis (CD&A) with executive management. On March 27, 2007, the Compensation Committee recommended to the Board of Directors that the CD&A be included in its proxy statement for the 2007 Annual Meeting of Shareholders.
     Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Compensation Committee Chair	Calvin Wilbanks
Compensation Committee Member	T.A. Arrendale, III
Compensation Committee Member	Ben F. Cheek, III
Compensation Committee Member	Michael C. Martin
Compensation Committee Member	James A. Stapleton, Jr.
AUDIT COMMITTEE MATTERS
Audit Committee Report
     The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of four directors, each of whom is independent as defined by Nasdaq Stock Market standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached as Appendix B.
     Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2006 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

     Based upon the Audit Committee’s discussions of the Company’s 2006 audited consolidated financial statements with management and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include such audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, to be filed with the Securities and Exchange Commission.

March 28, 2007	THE AUDIT COMMITTEE

Ben F. Cheek, III
Michael C. Martin
James A. Stapleton, Jr.
Calvin R. Wilbanks
Independent Certified Public Accountants
     Porter Keadle Moore LLP, Atlanta, Georgia, acted as the Company’s principal independent certified public accountants for the year ended December 31, 2006. Representatives of Porter Keadle Moore LLP will be present at the 2007 Annual Meeting and will have the opportunity to make a statement if they desire to do so and respond to appropriate questions.
Audit Fees
     The following table sets forth the fees billed to the Company by Porter Keadle Moore LLP for 2006 and 2005.

	2006	2005
Audit fees (1)	$130,230	$146,080
Audit-related fees (2)	16,228	39,965
Tax fees (3)	13,000	10,200
All other fees (4)	4,700	2,500

Total fees	$164,158	$198,745

(1)	Audit fees include fees for professional services for the audit of the Company’s annual consolidated financial statements, review of the annual report on Form 10-K and limited reviews of quarterly condensed consolidated financial statements included in periodic reports on Form 10-Q filed with the SEC.

(2)	Audit related fees include fees for professional services associated with the audit of the Company’s employee benefit plan, consultations regarding the acquisition of

Liberty Bank & Trust in 2005 and information technology agreed-upon procedures relating to data processing services provided to another bank in 2005.

(3)	Tax fees include fees for tax services consisting primarily of tax compliance and tax consultation services.

(4)	All other fees include fees for all other services, exclusive of the fees disclosed above, rendered to the Company. These fees related to various consultations regarding tax depreciation system issues.
     The services provided by the independent accountants were pre-approved by the Audit Committee to the extent required under applicable law and in accordance with the provisions of the Committee’s charter. The Audit Committee pre-approves all audit and allowable non-audit services, but does not have a specific pre-approval policy. The Audit Committee has determined that the rendering of non-audit professional services, as identified above, is compatible with maintaining the independence of the Company’s auditors.
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
     Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 2006, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.
CERTAIN TRANSACTIONS
     Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 2006. Some of our directors are directors, officers, trustees or principal securities holders of corporations or other organizations that also were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 2005.
     All outstanding loans and other transactions with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features. In addition to banking and financial transactions, the Company and its subsidiaries may have had additional transactions with, or used products or services of, various organizations with which directors of the Company and its subsidiaries were associated. The amounts involved in these non-credit transactions have not been material in relation to the business of the Company, its subsidiaries or such other organizations. We expect that the Company and its subsidiaries will continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.

     Habersham Bank began construction of a new branch in Cumming, Georgia during 2006. The lowest bid in a competitive bid process for the design and construction of the new branch was submitted by Lusk Construction, Inc., of which one of our directors, Michael Owen, is President. The design and construction costs paid to Lusk Construction during 2006 totaled approximately $1.3 million. In view of the bidding process, we believe that these terms are no less favorable to the Company than could be obtained from an independent third party.
Related Party Transaction Approval Policies and Procedures
     We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that the Company’s decisions are based on considerations other than our best interests and our shareholders. Therefore, our Board of Directors has adopted the following policies and procedures (which are included within our Regulation O policy) with respect to related party transactions.
     For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, or (2) loans made by Habersham Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.
     Under the policy, any related party transaction must be reported to the Board of Directors and may be consummated or may continue only (i) if the Board of Directors approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party, (ii) if the transaction involves compensation that has been approved by Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board of Directors. The Audit Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company.
     The current policy was adopted in February 2005 and is reapproved each April. All related party transactions since January 1, 2006 which were required to be reported in this Proxy Statement were approved by either the Board of Directors or the independent directors that make up the Compensation Committee of the Board of Directors.
DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS
General
     The Company’s Board of Directors does not have a nominating committee. Instead, the independent directors of the Company act as a group to consider and nominate director candidates. They will consider shareholder recommendations of director candidates who appear to be qualified to serve on the Company’s Board of Directors. To submit a recommendation of a director candidate, a shareholder should submit the following information in writing, addressed to the Board of Directors, in care of the Corporate Secretary, at the main office of the Company at 282 Historic Highway 441 North, P. O. Box 1980, Cornelia, Georgia 30531:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information.

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

5.	A statement as to the qualification of the nominee. Although neither the Board of Directors nor its independent directors has prescribed any minimum qualifications or standards for a director nominee, relevant factors include business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; and commitment to and availability for service as a director of the Company.
Shareholder Proposals
     In order for a shareholder proposal to be included in the Company’s proxy statement for its next annual meeting of shareholders, the proposal must be received at least 120 calendar days prior to the one-year anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. As a result, shareholder proposals submitted for consideration at the next Annual Meeting of Shareholders must be received by the Company no later than November 20, 2007 to be included in the 2008 proxy materials. In addition, if the Company does not have notice of a shareholder proposal for the annual meeting of shareholders at least 45 days before the one-year anniversary of the date the Company’s proxy statement was released to shareholders for the previous year’s annual meeting, proxies solicited by the Company’s management will confer discretionary authority upon management to vote upon any such matter.

Other Shareholder Communications
     Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to the Corporate Secretary of the Company at the address of the Company’s principal office at 282 Historic Highway 441 North, P. O. Box 1980, Cornelia, Georgia 30531. The recipient will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

APPENDIX A
HABERSHAM BANCORP
AUDIT COMMITTEE CHARTER
Authorization of the Audit Committee
The Board of Directors (the “Board”) of Habersham Bancorp (the “Company”) has established the Audit Committee of the Board to oversee the Company’s accounting and financial reporting processes and the audits of its financial statements. The Committee will carry out the duties and responsibilities assigned to the Audit Committee under the applicable securities laws and the rules and regulations of the Nasdaq Stock Market or other national securities exchange(s) on which the Company’s common stock is listed (the “Applicable Exchange”), and to further assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and the independent auditors. The Audit Committee’s performance and composition shall at all times be subject to, and in compliance with, Section 10A of the Securities Exchange Act of 1934 (the Exchange Act”).
Members of the Audit Committee
The Audit Committee shall be comprised of at least three, each of whom shall satisfy the criteria for independence set forth under Rule 10A-3(b)(1) under the Sarbanes-Oxley Act of 2002 (the “Act”) and Rule 4200 (A)(15) promulgated by the Nasdaq Stock Market (or any Applicable Exchange). Specifically, an independent director (1) may not be compensated by the Company in any capacity other than as a Board or committee member (subject to any limited exceptions permitted under Nasdaq Stock Market or Applicable Exchange Rules) and (2) may not be an “affiliated person” (as defined in such rules) of the Company or any of its subsidiaries. In addition, each member shall have the ability to read and understand fundamental financial statements, including the balance sheet, income statement and statement of cash flows. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in his or her financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. No Committee member may have participated in the preparation of the financial statements of the Company or any current subsidiary during the three years prior to his appointment to the Committee.
The members of the Audit Committee shall be appointed by the Board. A director that serves on the audit committees of more than three public companies (including the Company) may serve on the Audit Committee only if the Board affirmatively determines that the director is able to effectively serve on the Audit Committee.
All members of the Audit Committee shall be independent of the management of the Company and free of any relationship that, in the judgment of the Board, would interfere with their exercise of independent judgment as Audit Committee members. However, in exceptional and limited circumstances, one director who (i) is not independent within the meaning of the Nasdaq Stock Market or Applicable Exchange rules, (ii) meets the criteria set forth in Section 301 of the Act, (iii) is not related by blood, marriage or adoption to an officer or employee of the Company, and (iv) does not reside with an officer or employee of the Company, may be appointed to the Audit Committee if the Board determines that membership is required by the best interests of the Company and its shareholders. A member appointed under this exception may not serve longer than two years and may not chair the Audit Committee. The Board must make any affirmative determinations concerning the issue of independence of any director required under the rules and regulations of the Applicable Exchange.
No Audit Committee member shall have an interest in the Company that would have a material adverse effect on his or her ability to act on behalf of all the shareholders of the Company.
If there is any basis for believing an Audit Committee member is not independent, the facts and circumstances should be reported to the General Counsel of the Company and the Board, and no action should be taken until the Board, has determined that the Audit Committee member is truly independent.
No Audit Committee member may vote on any matter in which he or she, directly or indirectly, has a material interest.
Responsibilities of the Audit Committee
     Scope of Responsibility
The Audit Committee shall be directly responsible for the appointment and dismissal, compensation, and oversight of the Company’s independent auditors, and may not delegate any of such responsibilities to others. The Audit Committee shall oversee the Company’s accounting and financial reporting processes and the audits of its financial statements. Toward that end, it will, it will (1) review the Company’s financial information that will be provided to its shareholders, the Securities and Exchange Commission and analysts, (2) work with management to establish, subject to the approval of the Board, the systems of internal controls, (3) review the systems of internal controls and reports of variance from those controls, (4) review all audit processes and results of internal audits, and (5) review the Company’s accounting, reporting and financial practices.
The Audit Committee shall periodically report to the Board on (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, and (4) the performance of the Company’s internal audit function and the Company’s independent auditors. The Audit Committee shall also prepare the report of the Audit Committee to be included in the Company’s annual proxy statement.
The responsibilities of a member of the Audit Committee are in addition to his or her responsibilities as a member of the Board. The Audit Committee does not prepare financial statements on behalf of the Company or perform the Company’s audits, and its members are not the Company’s auditors and do not certify the Company’s financial statements. These functions are performed by the Company’s management and independent auditors.
In addition to the matters set forth herein, the Audit Committee shall perform such other functions as are required by law, the Company’s Articles of Incorporation or Bylaws, or the Board.
     Responsibilities and Duties
The Audit Committee:
•	Shall meet at the request of the Chief Financial Officer or the independent auditor and shall meet at least once every quarter in regular session, or more frequently as circumstances dictate;

•	Shall meet with the Chief Financial Officer separately at least once every quarter to review the accounts of the Company;

•	Shall meet with the Internal Auditor separately at least once every quarter;

•	Shall meet with the independent auditors separately at least once every quarter;

•	Shall recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K;

•	Shall prepare the Audit Committee report to be included in the Company’s annual proxy statement;

•	May conduct or authorize investigations into any matters within its scope of responsibilities;

•	Shall review and discuss earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

•	Shall review and discuss with management the policies and guidelines for risk assessment and management;

•	Shall review the terms of all related party transactions;

•	May take any other action permitted by applicable laws, rules, and regulations necessary to accomplish any action authorized by this Charter or to further the goals of the Audit Committee as set forth in this Charter; and

•	Shall report its actions and any applicable funding requirements to the Board.
Meetings of the Audit Committee required by this Charter shall be held without any other members of the Board present, except that members of management who are also directors of the Company and whose presence the Committee deems necessary for the matters being considered may be present, at the Committee’s express invitation, for portions of meetings not involving executive sessions. Meetings may be held in person of by telephonic means at the discretion of the chair of the Audit Committee.
     Assistance from Others
The Audit Committee may request reports from the Chief Executive Officer, the Chief Financial Officer, or the Comptroller. The Audit Committee may retain (and determine the funding for) experts to advise or assist it, including outside counsel, accountants, financial analysts or others, and the Company shall provide sufficient funding therefor.
     Relationships with Independent Auditors
In order to retain independent outside auditors to review the records and accounts of the Company, the Audit Committee shall:
•	Have the sole authority to appoint (and dismiss) independent auditors to conduct Company audits or to perform permissible non-audit services, with the independent auditors ultimately accountable to the Audit Committee with respect to audit and related work and to oversee the performance of services by the independent auditors;

•	Review the independent auditors’ scope and audit plan prior to the commencement of the audit;

•	Determine the scope of the audit and the associated fees to be paid to the independent auditors (for both audit and permissible non-audit work);

•	Obtain required reports pursuant to Independent Standards Board Standard 1, actively engage in a dialogue with the independent auditors regarding disclosed relationships or services that may affect the objectivity and independence of the auditors, and take, or recommend that the Board take appropriate action to oversee the independence of the Company’s auditors.
In its review of the independent auditors, the Audit Committee shall:
•	Review the qualifications and experience of senior members of the audit team;

•	Ensure that the independent auditors provide the Audit Committee (for their review) with timely reports of (1) all critical accounting policies and practices, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, effects of using such alternatives, and the treatment preferred by the independent auditing firm, and (3) other material written communications between the independent auditor and management;

•	Review the independent auditors’ reports on the adequacy of the Company’s internal controls, including computerized information system controls and security; and

•	Obtain and review annually a report by the independent auditors describing (1) the auditing firm’s internal quality control procedures, (2) any material issues raised by its most recent quality control review or investigation within the preceding five years and steps taken to resolve those issues, and (3) all relationships between the independent auditors and the Company.
Prior to the release or filing thereof, the Audit Committee shall review documents containing the Company’s financial statements, including the interim financial reports and filings with the SEC or other regulators. The Audit Committee shall specifically review:
•	With the independent auditors and management, their processes for assessment of material misstatements, identification of the notable risk areas, and their response to those risks;

•	With the management and the independent auditors, the Company’s annual and quarterly financial statements and related footnotes as well as all of the Company’s securities filings containing financial information about the Company prior to their filing and release, paying particular attention to disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	The independent auditors’ audit of and report on the financial statements;

•	With the independent auditors, any additions or changes in auditing or accounting principles suggested by the independent auditors, management, or the internal auditors;

•	With the independent auditors, the management letter provided by the independent auditors and the Company’s response;

•	The independent auditor’s qualitative judgement about the appropriateness, and not just the acceptability, of accounting principles, use of estimates, basis for determining the amounts of estimates, and financial disclosures;

•	With the independent auditors, any significant difficulties or disputes with management encountered during the course of the audit, or significant changes to the audit plan;

•	Any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company and their related risks;

•	With management and the independent auditors, the effect of regulatory and accounting initiatives as well as accounting principles and their alternatives that have a significant effect on the Company’s financial statements;

•	Any transactions or courses of dealing with parties related to the Company that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, or that are relevant to an understanding of the Company’s financial statements;

•	Other communications as required to be communicated by the independent auditors by Statement of Auditing Standards (SAS) 61, amended by (SAS) 90 relating to the conduct of the audit, and

•	Any other matters related to the annual Company audit, including those matters that are required to be communicated to the Audit Committee under applicable law and generally accepted auditing standards.
     Approval of Services Provided by Independent Auditors
The Audit Committee shall approve any audit services and any permissible non-audit services prior to the commencement of the services as set forth in the Act. In making its pre-approval determination, the Audit Committee shall consider whether providing the non-audit services are compatible with maintaining the auditors’ independence. If this pre-approval is delegated to an independent Audit Committee member or members, such member or members shall present a report of his or her decisions at the next scheduled Audit Committee meeting.
     Prohibited Non-Audit Services
The following services may not be provided by the independent auditors contemporaneously with the audit:
•	Bookkeeping or other services related to the accounting records or financial statements of the Company,

•	Financial information systems design and implementation,

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports,

•	Actuarial services,

•	Internal audit outsourcing services,

•	Management functions or human resources,

•	Broker or dealer, investment adviser, or investment banking services,

•	Legal services and expert services unrelated to the audit, and

•	Any other service that the Public Company Accounting Oversight Board determines is impermissible.

     Relationships with the Internal Audit Function
The Audit Committee shall:
•	Be solely and directly responsible for the appointment, replacement, reassignment, or dismissal of the Company’s internal auditors and shall ensure that others may not terminate an internal auditor without the Audit Committee’s consent;

•	Confirm the independence of the individual or firm responsible for the Company’s internal audit function;

•	Establish procedures to assess the effectiveness and performance of the internal auditors;

•	Take steps that are, in the sole judgment of the Audit Committee, reasonable or necessary to ensure that the internal auditors are independent and the compensation and benefits allocated to the internal auditors are not subject to review or termination without the consent of the Audit Committee.
The Audit Committee shall consider and review with Senior Management and the Internal Auditor:
•	The Company’s process for the internal control structure and procedures for financial reporting;

•	The results of internal audits, management recommendation letters, reports of variance from the Company’s internal controls, and report of the internal auditors;

•	Significant findings during the year and management’s responses to them;

•	Significant difficulties encountered during the course of their audits, including any restrictions on the scope of their work or access to required information;

•	Changes required in the planned scope of their audit plan; and

•	The internal auditing department’s compliance with applicable professional standards and practices.
     Oversight of Corporate Compliance Function
The Audit Committee shall:
•	Discuss significant risk exposures periodically with the independent auditors, management, and internal audit officers;

•	Review the steps and programs that management and the internal auditors have taken to identify, monitor, control and report such exposures;

•	Establish procedures whereby employees can confidentially and anonymously submit to the Audit Committee concerns or issues regarding the Company’s accounting or auditing matters;

•	Establish procedures for the receipt, retention, and treatment of complaints regarding accounting or auditing matters, including their controls;

•	Discuss with the independent auditors whether they believe or have any reason to believe that an illegal act has occurred, regardless of whether they believe it will materially affect the Company’s financial statements;

•	Review any transactions with related parties and the procedures used to identify related parties;

•	Periodically require management, the Internal Auditor, and the independent auditors to review and report and comment on significant Company risks or exposures and actions to minimize such risks or exposures;

•	Review the Company’s Code of Ethics for Senior Financial Officers and recommend any changes or additions;

•	Discuss periodically with management and evaluate the effectiveness of the program that management establishes to monitor compliance with the Company’s Code of Ethics for Senior Financial Officers and laws and regulations;

•	Review with management the Company’s policies and the management’s tone to assess their effectiveness in encouraging the reporting of potential illegalities and questionable accounting or auditing matters;

•	Review management recommendations to the Board for changes that reflect changes in law or policy;

•	Review with the Company’s outside legal counsel any legal matters that may materially affect the Company; and

•	Consider any emerging issues that the Audit Committee should become involved with in the future.
     Audit Committee Formalities and Charter
The Audit Committee shall:
•	Review and reassess annually the adequacy of this Audit Committee Charter and recommend any changes to the Board;

•	Report periodically to the Board on the Audit Committee’s activities and findings, including any issues regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal auditors;

•	Keep appropriate minutes, and

•	Take actions to assess its performance on an annual basis, with express permission to retain counsel, accountants or other consultants for the purpose of reviewing its performance.
Revised 3/04

APPENDIX B
Habersham Bancorp
Compensation Committee Charter
General Purpose
The Compensation Committee of Habersham Bancorp (the Company) shall have the following general duties:
1.	Responsibility for approving and evaluating Company directors’ and officers’ compensation and plans, policies and programs related thereto.

2.	Oversight responsibility of employee compensation and benefits plans, policies and programs, including ensuring that such plans, policies and programs are effective in aligning the interests of the employees with those of Habersham Bancorp stockholders.
Reporting to the Board of Directors
The Compensation Committee shall report regularly to the Board of Directors of Habersham Bancorp (the Board). The Board and management shall ensure that the Compensation Committee has adequate resources and authority to discharge its responsibilities.
Director Compensation
The Compensation Committee, shall, at least annually, review, adjust (as necessary), and approve the company’s directors’ compensation, for service on the Board, and for any committees of the Board.
Chief Executive Officer Compensation
The Compensation Committee shall, working with the Chief Executive Officer (CEO), set the CEO’s goals at the beginning of each calendar year. The Compensation Committee will be responsible for obtaining information from management and the Board with respect to the performance of the CEO in connection with these goals at the end of each calendar year. The Compensation Committee shall, at least annually, review, adjust (as necessary), and approve the CEO’s compensation, including annual base salary, annual incentive bonus, equity compensation, employment agreements, severance agreements, change in control agreements/provisions, and any other benefits, compensation or arrangements. Factors to consider in this compensation review include, but are not limited to, the CEO’s performance with respect to the aforementioned goals and market compensation data provided by third parties. Such review and approval of the compensation of the CEO will be made without the presence of the CEO.
Officer Compensation
The Compensation Committee shall, at least annually, review, adjust (as necessary), and approve Company Officers’ (other than the CEO) compensation, including annual base salary, annual incentive bonus (including specific goals and amounts), equity compensation, and any other benefits, compensation or arrangements. Such review and approval of the Officers’ (other than the CEO) compensation may be made in the presence of the CEO (who shall have no vote with respect thereto) without the presence of the Officers.

Employee Compensation and Benefits Programs
The Compensation Committee shall, at least annually, review and approve the long term and short term compensation strategy and compensation and employee benefit plans, including implementing or modifying any qualified benefit programs, such as 401(k) and incentive bonus plans. The Compensation Committee, shall also, at least annually, review and approve the Company’s health and welfare plan. The Compensation Committee shall work with management and, if desired, outside consultants, in reviewing the Company’s compensation plans to ensure that they meet the Bank’s needs and are effective in attracting and retaining quality employees. The Compensation Committee shall also ensure such plans appropriately align the interests of employees with those of Habersham Bancorp stockholders.
Stock Options and Stock Grants
The Compensation Committee shall review and approve all stock options and stock grants awarded to Directors and Officers of the Company.
Responsibilities and Duties
To fulfill its responsibilities and duties, the Committee shall:
1.	Review and evaluate annually corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (CEO) and annually evaluate the CEO’s performance in light of those goals and objectives.

2.	Review and make recommendations to the Company’s Independent Directors annually with respect to compensation of (a) the Company’s CEO and other executive officers, and (b) members of the Board and committees of the Board.

3.	In connection with the Company’s proxy statement for the annual meeting of stockholders, the Compensation Committee will:

4.	Oversee the Company’s stock option plans and other equity-related plans.

5.	Oversee the Company’s ERISA-qualified benefit plans.

6.	Annually perform an evaluation of itself.

7.	In its sole discretion, have the ability to retain experts, consultants, and other advisors, including without limitation, compensation consulting firms and legal or other advisors, to aid in the Committee’s discharge of its duties.

8.	Review and reassess the adequacy of this Charter annually. If any revisions to the Charter are deemed necessary or appropriate, submit such recommended changes to the Board for its consideration and approval.

9.	Perform such other functions as the Board may request.
Succession Planning
The Compensation Committee shall review and recommend to the Board a succession plan for the Chairman of the Board and CEO.
Membership
The Compensation Committee will consist of no fewer than three members. All members of the Compensation Committee must be outside Directors. An “outside director” is any director of Habersham Bancorp who is independent as determined in accordance with applicable law including the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission (Rule 16b-3), the outside director definition of Section 162(m) of the

Internal Revenue Code of 1986, as amended, and the rules of the Nasdaq Stock Market, except as otherwise permitted by the rules of the Nasdaq Stock Market or other applicable laws.
Appointment and Term
The Chairman of the Board will appoint the Chair and other members of the Compensation Committee for a term of one year, subject to approval by the Board. The Chair and other members of the Compensation Committee will serve at the discretion of the Board.
Resignation and Vacancies
Any member of the Compensation Committee may resign, effective upon giving written notice to the Chairman of the Board unless the notice specifies a later time for the effectiveness of the resignation. All vacancies of the Compensation Committee, however created, may be filled by the Chairman of the Board, subject to the approval by the Board. Each member of the Compensation Committee so appointed will hold office until the expiration of the appointed tern and until a successor is appointed and qualified.
Regular Meetings
Regular meetings of the Compensation Committee will be held at the time and place as the Compensation Committee determines. Regular meetings of the Compensation Committee may be held without notice. The Compensation Committee shall meet at least annually and may meet periodically in separate executive sessions.
Voting
If the Compensation Committee is comprised of an even number of directors, one-half of the number of directors will constitute a quorum for the transaction of business. If the Compensation Committee is comprised of an odd number of directors, a majority of the members will constitute a quorum for the transaction of business. Every action consented to by a majority of the Compensation Committee members present at a meeting (at which a quorum is present) will be regarded as an act of the Compensation Committee.
Minutes
The Secretary of the Compensation Committee will maintain minutes and other relevant records of the meetings and activities of the Compensation Committee. The minutes will be available for review by the Board and any regulatory agency, having jurisdiction over the affairs of the Company. In the event of any meeting in “executive session” or otherwise where the Secretary is not present, the Chair will designate an Acting Secretary of the Compensation Committee for the purpose of recording the minutes of actions taken at the meeting or “executive session” thereof.
Delegation of Authority
The Compensation Committee may delegate any of its responsibilities that do not, under applicable law, rules, regulations or stock exchange listing standards, require approval of the Committee as a whole, to a subcommittee comprised of one or more members of the Committee or to one or more members of management.

HABERSHAM BANCORP
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2007
     The undersigned shareholder of Habersham Bancorp (the “Company”) hereby appoints David D. Stovall and Edward D. Ariail as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Meeting”) to be held at the Central Office of the Company, 282 Historic Highway 441 North, Cornelia, Georgia on Saturday, April 28, 2007 at 1:00 p.m. and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting (the “Proxy Statement”), receipt of which is hereby acknowledged.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN PROPOSAL 1.

PROPOSAL 1:	To elect the nominees listed below to serve as directors of the Company for the ensuing year:
Edward D. Ariail, Thomas A. Arrendale III, Ben F. Cheek, III, Michael C. Martin, Michael L. Owen, James A. Stapleton, Jr., David D. Stovall and Calvin R. Wilbanks.

	FOR all nominees listed above (except as indicated to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION:	To withhold authority for any individual nominee(s), mark “FOR” above, and write the name of the nominee(s) for whom you wish to withhold authority in the space below:

     This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR the nominees listed in Proposal 1. Discretionary authority is hereby conferred as to all other matters as to which management does not have reasonable notice prior to the meeting and that properly come before the meeting.

Dated: , 2007
(Be sure to date your Proxy)

Name(s) of Shareholder(s)

Signature(s) of Shareholder(s)
     If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.
     Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.
PLEASE RETURN PROXY AS SOON AS POSSIBLE